SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 30, 2002
                        (Date of earliest event reported)

                               IMMUNOMEDICS, INC.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-12104                              61-1009366
          (Commission File No.)          (IRS Employer Identification Number)

               300 American Road, Morris Plains, New Jersey 07950
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (973) 605-8200

                                       N/A
          (Former name or former address, if changed since last report)

                    ----------------------------------------


                              Item 5. Other Events

In order to correct a clerical error, the Company's prior disclosure on Form 8-K as filed with the Commission on March 1, 2002, is hereby and amended and restated in its entirety:

David M. Goldenberg, Sc.D., M.D., Chairman of the Board of Directors of Immunomedics, Inc., has advised the Company that he entered into a written stock selling plan in accordance with SEC Rule 10b5-1, pursuant to which he intends to gradually liquidate a small portion (approximately 0.3% per month, or 3.0% in the aggregate) of his holdings in the Company. The plan calls for daily sales of stock in amounts dependent upon the prevailing market price. The amounts sold could be zero, 5,000 shares, or up to 20,000 shares per month, depending on market conditions. Selling according to this plan will commence March 1, 2002 and will continue for one year unless sooner terminated.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

                               IMMUNOMEDICS, INC.

Date:  May 31, 2002

                               /S/ Gerard G. Gorman
                           By: -----------------------------------------
                               Gerard G. Gorman, Chief Financial Officer